                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           MEXICAN RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            MEXICAN RESTAURANTS, INC.

                              1135 EDGEBROOK DRIVE
                              HOUSTON, TEXAS 77034


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2003


DEAR SHAREHOLDER,

         You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Mexican Restaurants, Inc. (the "Company") at the Casa Ole restaurant located at 12350 Gulf Freeway, Houston, Texas on Friday, May 23, 2003 at 9:30 a.m., Houston, Texas time, for the following purposes:

         1. To elect three Class I directors, each to serve for a term of three years, or until their respective successors shall have been duly elected and shall have qualified;

         2. To transact such other business as may properly come before the meeting.

         Shareholders of record of the Company's Common Stock at the close of business on April 4, 2003 are entitled to vote at the Annual Meeting or any adjournment thereof. Each share of the Company's Common Stock entitles the holder to one vote. You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date and mail the enclosed form of proxy or voting instruction form promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. If you return your proxy and later decide that you wish to attend the meeting and vote in person, you may revoke your proxy at any time before it is voted.

                                       By Order of the Board of Directors



                                       Louis P. Neeb
                                       Chairman of the Board

April 9, 2003

                            MEXICAN RESTAURANTS, INC.

                              1135 EDGEBROOK DRIVE
                              HOUSTON, TEXAS 77034

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 23, 2003


         This statement is furnished in connection with the solicitation of proxies for use at the 2003 Annual Meeting of Shareholders of Mexican Restaurants, Inc., a Texas corporation (the "Company"), to be held on Friday, May 23, 2003 at 9:30 a.m., Houston, Texas time, at the Casa Ole restaurant located at 12350 Gulf Freeway, Houston, Texas, and at any adjournment or postponement thereof. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy, together with the Company's Annual Report to Shareholders for the year ended December 29, 2002, are first being sent to shareholders on or about April 11, 2003.

         The solicitation of proxies is made by and on behalf of the Board of Directors (the "Board"). The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telecopy or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

         The close of business on April 4, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 3,384,605 shares of Common Stock, $.01 par value ("Common Stock"), each of which will be entitled to one vote.

         In order to transact business at the Annual Meeting, a quorum consisting of a majority of all outstanding shares entitled to vote must be present. Abstentions and proxies returned by brokerage firms for which no voting instructions have been received from their principals will be counted for the purpose of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the entirety of the meeting. A plurality of the votes cast is required for the election of directors. A majority of the outstanding shares entitled to vote that are represented at the meeting in person or by proxy is required for approval of any other matters that may be presented at the meeting.

         If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the shareholder. IN THE ABSENCE OF ANY SUCH SPECIFICATION, THEY WILL BE VOTED TO ELECT THE DIRECTORS AS SET FORTH UNDER "ELECTION OF DIRECTORS" AND IN THE TRANSACTION OF ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. Pursuant to applicable law, broker nonvotes and abstaining votes will not be counted in favor of or against the election of any nominee for director or any other proposal to be presented at the meeting.

         The presence of a shareholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time insofar as it has not been exercised by giving written notice to the Company or attending the Annual Meeting and voting in person.

         If any other matters come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board does not know of any matters other than the election of directors as described below that will be presented for action at the meeting.


                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Company's Articles of Incorporation provide for the Board to be divided into three approximately equal classes, designated as Class I, Class II and Class III, with staggered terms of three years. At the meeting, Common Stock, represented by proxies, will be voted for the election of the three Class I nominees hereinafter named, unless otherwise specified, to serve for a term of three years or until their successors are duly elected and qualified.

         The following information is set forth with respect to the persons nominated for election as a director and each director of the Company whose term of office will continue after the meeting.


                NOMINEES FOR ELECTION AT THE 2003 ANNUAL MEETING

                                                                                              Present
                                                                                Director       Term
         Name                                                         Age        Since        Expires
         ----                                                         ---       --------      -------
         Larry N. Forehand (Class I)..............................    58          1995         2003
         Thomas E. Martin (Class I)...............................    61          2002         2003
         David Nierenberg (Class I)...............................    49          2000         2003

         Larry N. Forehand is the founder of the Company and has served as Vice Chairman of the Company's Board since October 1995 and as Franchise Director since September 1997. From December 1973 to March 1995, Mr. Forehand served as President of the Company. In 1997, Mr. Forehand served as the President of the Texas Restaurant Associations, a state trade association for the restaurant industry.

         Thomas E. Martin is the Chairman of the Board of Best Friends Pet Care, Inc., a private animal boarding company, and he has held this position since April 1999. He was also Chief Executive Officer of that company from April 1999 until December 2001. Since January 1997, Mr. Martin has also been a self-employed financial consultant. From February 1990 through March 1997 Mr. Martin held various positions with the Elsinore Corporation, a gaming company, including President from January 1993 to May 1996 and Chief Executive Officer from May 1995 to August 1996. Mr. Martin is also a past member of the Board of Directors for Ramada, Inc. where he was a corporate Executive Vice President, and President of its Marie Callender restaurant chain.

         David Nierenberg is the President of Nierenberg Investment Management Company, which manages The D3 Family Fund, a private investment partnership which seeks long-term capital gain through investment in undervalued micro-cap domestic public equities, a position he has held since 1996. From 1986 to 1995, Mr. Nierenberg served as General Partner of Trinity Ventures, Ltd., a venture capital partnership, which invested in special situations (e.g., turnarounds, restructurings), financial services and healthcare. Mr. Nierenberg was appointed to the Board in February 2000. Mr. Nierenberg is also a Director of Garden Fresh Restaurants and Natus Medical, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES ABOVE.

        DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE 2003 ANNUAL MEETING

                                                                                              Present
                                                                                Director       Term
         Name                                                         Age        Since        Expires
         ----                                                         ---       -------       -------
         Louis P. Neeb (Class II) .................................    64          1995         2004
         Michael D. Domec (Class II) ..............................    56          1995         2004
         Curt Glowacki (Class II) .................................    50          2000         2004
         Joseph J. Fitzsimmons (Class III) ........................    55          1996         2005
         J. Stuart Sargent (Class III) ............................    53          1997         2005

         Louis P. Neeb has served as Chairman of the Board of the Company since October 1995, as Chief Executive Officer of the Company from April 1996 to May 2000, and as interim President from August 1997 to April 1998. Since 1982 Mr. Neeb has also served as President of Neeb Enterprises, Inc., a restaurant consulting company. From July 1991 to January 1994, Mr. Neeb served as President of Spaghetti Warehouse, Inc. From September 1989 to June 1991, Mr. Neeb served as President of Geest Foods USA. From 1982 to 1987, Mr. Neeb served as President and Chief Executive Officer of Taco Villa, Inc. and its predecessors, a publicly held corporation controlled by W.R. Grace & Co., where he oversaw the development of the Applebee's restaurant chain, and the operation of the Del Taco restaurant chain. From 1980 to 1982, Mr. Neeb served as Chairman of the Board and Chief Executive Officer of Burger King Corporation. From 1973 to 1980, Mr. Neeb served in various positions, including President and Chief Operating Officer of Steak & Ale Restaurants. During that time, Mr. Neeb directed the development of the Bennigan's restaurant concept. Mr. Neeb serves as a director of CEC Entertainment, Inc. and of the privately held Silver Diner,

Inc. Mr. Neeb was also a director of Franchise Finance Corp. of America, an entity that provides financing for real estate, until its sale to GE Capital in 2001.

         Michael D. Domec has served as President of Magnum Development, Inc., a residential real estate development company, since 1991. From June 1996 to December 2000 he was President of Ole Restaurants, Inc., a franchisee of the Company. From December 1977 until April 1996, Mr. Domec was Vice President of Casa Ole Franchise Services, Inc. and the majority owner of seven Casa Ole restaurants.

         Curt Glowacki has served as Chief Operating Officer of the Company since August 1997, as President since May 1998, and as Chief Executive Officer since May 2000. From May 1994 to August 1997, he served as Senior Vice President of Operations of Monterey's Acquisition Corp., which was acquired by the Company in July 1997. From June 1989 to May 1994, he served as Vice President and Director of Operations for Monterey's Tex-Mex Cafe, a subsidiary of CEC Entertainment, Inc. Previously, Mr. Glowacki's experience included 12 years with Steak & Ale Restaurants, where he held various operating positions.

         Joseph J. Fitzsimmons is Senior Vice President of Finance of Wal-Mart Stores, Inc., a position held since November 1995. From September 1994 to November 1995, Mr. Fitzsimmons served as Vice President of Finance of Wal-Mart Stores, Inc. From November 1993 to September 1994, Mr. Fitzsimmons served as Senior Vice President and as a securities analyst for Rauscher Pierce Refsnes, Inc. From January 1993 to November 1993, Mr. Fitzsimmons served as Senior Vice President and Chief Financial Officer of S&A Restaurant Corp. From August 1985 to January 1993, Mr. Fitzsimmons served as Senior Vice President, Director and Chief Financial Officer of National Pizza Company.

         J. Stuart Sargent is the President and Founder of Truluck's Steak & Stone Crab Restaurants, a position held since June 1991. He served as President of Monterey's Acquisition Corp. from May 1994 to July 1997. He conceived and opened the first Studebaker's in 1981, and later formed Studebaker's of America, where he opened or franchised 22 Studebaker's throughout the United States. He also served as President and CEO of Entertainment One, Inc., a Houston-based company providing management and support services for 18 food and beverage operations including Houston Intercontinental Airport, several Studebaker's and Chili's, and theme-oriented restaurants from St. Louis, Missouri (Big Kahuna) to Waikoloa, Hawaii (Big Island Steak House).


                          BOARD MEETINGS AND COMMITTEES

         Six meetings of the Board were held during 2002. All of the directors attended all meetings, except Messrs. Fitzsimmons and Richard Rivera. Mr. Fitzsimmons attended four of the meetings and Mr. Rivera, a former director, did not attend any meetings. In addition, the Board had one action completed by a unanimous consent of all directors which was in place of a board meeting. All directors attended each of their respective committee meetings.

         The Board has an Audit Committee, the members of which are Messrs. Martin, Fitzsimmons and Nierenberg; Mr. Martin serves as Chairman. The members of the Audit Committee are all independent directors within the meaning of applicable NASDAQ standards. The Audit Committee held five meetings during 2002. In accordance with the written charter adopted by the Board, the Audit Committee is responsible for reviewing the accounting practices and policies and recommending to whom reports should be submitted within the Company, reviewing with the independent auditors their final report, reviewing with the independent auditors the overall accounting and financial controls and being available to the independent auditors during the year for consultation purposes. The Audit Committee is also responsible for reviewing the Company's conflict of interest programs.

         The Board has a Compensation/Stock Option Committee, the members of which are Messrs. Nierenberg, Domec and Sargent; Mr. Nierenberg serves as Chairman. The Compensation/Stock Option Committee held four meetings during 2002. In addition, the Committee had one action completed by a unanimous consent of all directors which was in place of a committee meeting. The Compensation/Stock Option Committee is responsible for determining the compensation of the officers of the Company and granting options under the Company's 1996 Casa Ole Long Term Incentive Plan and the 1996 Managers Stock Option Plan as well as granting restricted stock awards under the 1999 Restricted Stock Plan.

         The Board has an Executive Committee, the members of which are Messrs. Neeb, Forehand and Glowacki; Mr. Neeb serves as Chairman. There were two meetings of the Executive Committee during 2002. The Executive

Committee has the authority, between meetings of the Board, to take all actions with respect to the management of the Company's business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board.

         The Board does not have a nominating committee or any committee performing a similar function. All matters that would be considered by such a committee are acted upon by the full Board. The Board will consider recommendations by shareholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the secretary of the Company and received not later than the end of the Company's preceding fiscal year. Such recommendations should be accompanied by a full statement of qualifications and confirmation of the nominee's willingness to serve.


                              DIRECTOR COMPENSATION

         As approved by the Company's shareholders at the 2002 Annual Meeting of Shareholders, the Stock Option Plan for Non-Employee Directors (Directors Option
Plan) was amended to allow the grant of up to 200,000 shares in total options to the Company's outside directors. Through the first two quarters of fiscal year 2002, outside directors were compensated with quarterly option grants to acquire 1,500 shares. In addition, each director received one option grant for 100 shares of Common Stock for each committee meeting attended which was not held in conjunction with a Board meeting. In fiscal year 2002, the Company granted to Mr. Neeb options covering 35,000 shares at an exercise price of $3.07 per share which vest at a rate of 25% per year.

         Effective with the third quarter of fiscal year 2002, upon recommendation of the Company's Audit and Compensation/Stock Option Committees, the Company changed its director compensation plan to a cash-based compensation plan. Each director who is not an employee of the Company receives a retainer of $1,500 per fiscal quarter, plus $1,000 per meeting attended. The Chairman of the Audit Committee receives a quarterly retainer of $5,000 and is not paid any other meeting fees. The Chairman of the Board of Directors is compensated at the rate of $60,000 per year and is not paid any other meeting fees.

         Although the Company does not currently intend to grant any options under its Directors Option Plan, as amended, that plan does provide for the grant of up to 200,000 non-qualified stock options to the Company's directors. The Directors Option Plan is administered by the Board. Subject to the provisions of the Directors Option Plan, the Board has authority to adopt, amend and rescind rules and regulations relating to the Directors Option Plan, to determine whether adjustments for changes in capitalization are required under the terms of the Directors Option Plan, and to interpret and construe the Directors Option Plan and the terms and conditions of any option granted thereunder. Participation in the Directors Option plan is limited to non-employee directors.

         In the event of any change in the outstanding shares of Common Stock through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, the Board may make an appropriate adjustment in the number and type of securities or cash or other property that may be acquired pursuant to stock options previously granted under the Directors Option Plan, the maximum number and type of securities that may be issued pursuant to options subsequently granted under the Directors Option Plan, and the purchase price of the securities that may be issued pursuant to options theretofore granted under the Directors Option Plan.

         Upon certain significant events involving the Company, all options outstanding under the Directors Option Plan shall terminate, provided that immediately prior to the effective date of such transaction each holder of an outstanding option under the Directors Option Plan shall be entitled to purchase all shares subject to any outstanding option. Such events include the merger or consolidation of the Company in which the Company is not the surviving corporation, a dissolution of the Company or a transfer of all or substantially all of the assets or shares of stock to one or more other persons or entities, any person or group (other than Messrs. Larry N. Forehand, Michael D. Domec and Louis P. Neeb) becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company, or if, during any period of two consecutive years, individuals then constituting the Board cease for any reason to constitute at least a majority of the Board unless the election of each director who was not a director at the beginning of the period has been approved in advance by at least two-thirds of the directors then in office who were directors at the beginning of the period.

                     EXECUTIVE OFFICERS OTHER THAN DIRECTORS

         Set forth below is the name, age, current positions with the Company, the principal occupation, and the year of becoming an executive officer of the Company for the executive officer who is not a director of the Company.

         Andrew J. Dennard, age 44, has served as Vice President, Controller & Treasurer of the Company since July 1997 and Chief Financial Officer and Senior Vice President since September 1998. From September 1994 to July 1997 he served as Vice President of Finance for Monterey's Acquisition Corp. From July 1989 to September 1994, Mr. Dennard held various positions with Rosewood Property Company. Previously, he served as an auditor with KPMG LLP for approximately two years. Mr. Dennard's early career was on the operations side of restaurants, and he spent five years with Steak & Ale Restaurants and four years with Houston's Restaurants.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 15, 2003 by each person known to the Company to own beneficially more than 5% of the Company's Common Stock, each director, each executive officer and all executive officers and directors as a group.

                                                                                Shares        Percent
                                                                             Beneficially       of
Name of Beneficial Owner                                                        Owned (1)      Class
------------------------                                                     ------------     -------
Larry N. Forehand and Forehand
     Family Partnership, Ltd.(2)(3)(6) ................................         712,739        21.1%
David Nierenberg, The D3 Family Fund(4)(8) ............................         949,800        27.9%
     19605 N.E. 8th Street
     Camas, Washington 98607
Michael D. Domec(2)(9) ................................................         202,055         5.9%
Louis P. Neeb(2)(5)(6)(10) ............................................         452,237        12.7%
John C. Textor(5)(6)(7) ...............................................         351,487         9.9%
     Wyndcrest Partners
     777 S. Flagler Drive, Phillips Point - West Tower, Suite 1750
     West Palm Beach, Florida 33401
J.J. Fitzsimmons(11) ..................................................          32,942         1.0%
     Wal-Mart Stores, Inc. ............................................
     702 Southwest 8th Street
     Bentonville, Arkansas 72716
J. Stuart Sargent(12) .................................................          28,670            *
     5644 Westheimer, suite 352
     Houston, Texas 77056
Curt Glowacki(2)(13) ..................................................         147,400         4.2%
Thomas E. Martin(2)(14) ...............................................          12,000            *
Andrew J. Dennard(2)(15) ..............................................          45,500         1.3%
All executive officers and directors as
     a group (ten persons)(16) ........................................       2,386,741        59.9%

---------------

*  Less than 1%

(1) The named shareholders have sole voting and dispositive power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated.

(2)  The business address is 1135 Edgebrook Drive, Houston, Texas 77034.

(3) Includes 406,273 shares held directly by Mr. Forehand and 306,466 held by Forehand Family Partnership, Ltd., a limited partnership of which Mr. Forehand is the sole managing general partner and of which Mr. Forehand and his spouse are the sole limited partners.

(4) Based on a Form 4 as of November 14, 2002, filed by David Nierenberg, and The D3 Family Fund with the Securities and Exchange Commission. The form discloses that Mr. Nierenberg has sole voting and sole dispositive power over 799,000 shares of Common Stock, and has control over an additional 134,800 shares of Common Stock.

(5) Mr. Neeb and Tex-Mex Partners, L.C. have warrants to purchase, at a per share price of $10.90, up to 179,885 and 179,885 shares, respectively, from the Company. Under the terms of the warrants, that portion of each of the warrants allocable to the membership interest in Tex-Mex Partners, L.C. (currently 54%) of Mr. Textor, a former director of the Company, became exercisable on April 25, 1998.

(6) Mr. Neeb and Tex-Mex Partners, L.C. have warrants to purchase, at a per share price of $10.90, up to 196,602 and 171,602 shares, respectively, from Larry N. Forehand. Under the terms of the warrants, that portion of each of the warrants allocable to the membership interest in Tex-Mex Partners, L.C. (currently 54%) of Mr. Textor, a former director of the Company, became exercisable on April 25, 1998.

(7) Mr. Textor, a former director of the Company, is a principal of Tex-Mex Partners, L.C., of which he presently has a 54% membership interest. Mr. Textor has sole voting power and sole dispositive power of the warrants held by Tex-Mex Partners, L.C. Mr. Textor has no ownership rights in the balance of the membership interests of Tex-Mex Partners, L.C. and he disclaims beneficial ownership of the warrants to acquire shares held by Tex-Mex Partners, L.C. and allocable to such other membership interests.

(8) Includes 16,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(9) Includes 21,500 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 8,750 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(11) Includes 31,500 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(12) Includes 26,700 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(13) Includes 102,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(14) Includes 9,000 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(15) Includes 26,700 shares issuable pursuant to the exercise of stock options exercisable within 60 days of the Record Date.

(16) Includes an aggregate of 418,835 shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days of the Record Date.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company and its subsidiaries to the Chief Executive Officer, and to the other most highly paid executive officers for the fiscal year ended December 29, 2002 and whose total annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION           LONG-TERM COMPENSATION
                                           ---------------------------------   --------------------------
                                                                                               RESTRICTED
                                                                                                 STOCK       ALL OTHER
NAME & PRINCIPAL POSITION         YEAR      SALARY      BONUS(1)    OTHER(2)    OPTIONS(#)      AWARDS(3)   COMPENSATION
-------------------------         ----     --------     -------     --------    ----------     ----------   ------------
Curt Glowacki                     2002     $209,621     $87,808     $  9,000          --               --        --
   President, Chief               2001     $200,000     $93,302     $  9,000      90,000               --        --
   Executive Officer and          2000     $191,539     $17,910     $  9,000      60,000               --        --
   Chief Operating Officer

Andrew J. Dennard                 2002     $114,423     $52,554     $  9,000       5,000               --        --
   Senior Vice President          2001     $100,000     $41,156     $  6,000      10,000               --        --
   and Chief Financial Officer    2000     $ 99,423     $ 9,124     $  6,000          --       $   35,000        --


(1) Bonus includes $21,539 for Mr. Glowacki and $10,769 for Mr. Dennard in 2002 and $28,302 for Mr. Glowacki and $14,156 for Mr. Dennard in 2001 and $17,910 for Mr. Glowacki and $9,124 for Mr. Dennard in 2000 for the payment of interest expense and principal amounts of the loans to purchase stock under the executive and key employee stock purchase plan adopted May 1998.

(2)  Other annual compensation consists primarily of a car allowance.

(3) Represents shares of restricted stock granted under the Company's 1996 Long Term Incentive Plan. This includes 10,000 shares valued at $3.50 per share granted to Mr. Dennard in 2000.

     The table below sets forth information about stock option grants that the Company made during the last fiscal year to the Named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                    INDIVIDUAL GRANTS
                     ---------------------------------------------     POTENTIAL REALIZABLE VALUE AT ASSUMED
                     NUMBER OF          % OF                          ANNUAL RATES OF STOCK PRICE APPRECIATION
                     SECURITIES         TOTAL                               FOR OPTION TERM (10 YEARS)(2)
                     UNDERLYING        OPTIONS                        ----------------------------------------
                      OPTIONS         GRANTED TO       EXERCISE OR                       5%($)         10%($)
                      GRANTED        EMPLOYEES IN      BASE PRICE     EXPIRATION
     NAME               (#)           FISCAL YEAR       ($/SHARE)        DATE
     ----            ----------      ------------      -----------    ----------
Curt Glowacki                --            --                   --            --             --             --
Andrew J. Dennard         5,000(1)        6.5%         $      3.64      11-06-13       $ 11,446      $  29,006


(1) These options were granted under the Company's 1996 Long Term Incentive Plan and vest and become exercisable 10% on the first anniversary of the date of grant, 15% on the second anniversary of the date of grant and 25% on each of the third through fifth anniversaries of the date of grant.

(2) Potential realizable value amounts are the results of calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The amounts computed are the undiscounted future values, and therefore, do not reflect inflation or the time value of money.

         No stock options were exercised during 2002 by the Named Executive Officers. The following table shows information concerning the stock options exercisable and unexercisable during 2002 that have been granted to the Named Executive Officers and the estimated value of unexercised options held by such individuals at year end.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES UNDERLYING
                                                                  UNEXERCISED                        VALUE OF
                             SHARES                     -------------------------------     UNEXERCISED IN-THE-MONEY
                            ACQUIRED        VALUE             OPTIONS AT FY-END              OPTIONS AT FY-END($)(1)
                          ON EXERCISE      REALIZED     -------------------------------     -------------------------
      NAME                     #              $         EXERCISABLE       UNEXERCISABLE     EXERCISABLE UNEXERCISABLE
      ----                -----------      --------     -----------       -------------     ----------- -------------
Curt Glowacki (2)              --             --          109,000            141,000            5,220        63,780
Andrew J. Dennard (3)          --             --           26,000             14,000              580         5,220

---------------

(1) Based on the closing price per share of Common Stock on December 26, 2002 (the last day the stock traded in fiscal year 2002), of $3.28 as reported by the NASDAQ National Market.

(2) Options to acquire 190,000 shares of common stock were granted to Mr. Glowacki from 1997 to 2001 under the Company's 1996 Long Term Incentive Plan, of which 100,000 options vest in accordance with note (3) and 90,000 options vest at the rate of 10%, 20%, 30% and 40% respectively over the four-year period. An additional 60,000 options were granted in fiscal year 2000 that vest in ten years, and are discussed below under the Compensation Stock Option Committee report.

(3) These options to acquire common stock were granted from 1997 to 2002 under the Company's 1996 Long Term Incentive Plan. The options vest and become exercisable 10% on the first anniversary of the date of grant, 15% on the second anniversary of the date of grant and 25% on each of the third through fifth anniversaries of the date of grant.

                REPORT BY THE COMPENSATION/STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The Board has a Compensation/Stock Option Committee (the "Committee") to administer all aspects of the compensation program for the executive officers of the Company, including the review and approval of the compensation levels, the evaluation of performance and the granting of options under the Company's 1996 Long Term Incentive Plan (the "Incentive Plan"). The Committee consists of the three directors whose names are listed at the end of this report.

         The primary objective of the Company's compensation program is to attract, retain and reward executives whose contributions will enhance the Company's ability to execute its business strategy. The Company's strategy is to build shareholder value by growing the restaurant system through both same-store sales increases and careful new unit openings, and to grow earnings per share by carefully managing costs and by opportunistically repurchasing shares.

         The Compensation Committee's general approach in reviewing the annual compensation of Mr. Glowacki, the Company's Chief Executive Officer, is to seek to be competitive with other companies of a similar size in the Company's industry, to recognize and reward initiative, overall corporate performance and managerial ability, and to provide long-term incentive to increase shareholder value.

         The Company's executive compensation program includes base salary, a cash bonus program, stock options, restricted stock grants, and other forms of compensation as determined by the Committee. Performance of the Company, the level of each executive's responsibility and his or her ability to contribute to the Company's success is considered in determining total compensation. Stock price performance is only one measure of success and may not be the best current measure of executive performance. Base salaries are determined by the Committee after considering compensation levels of similar positions within industry peers.

         The Company had a three-year employment agreement with Mr. Neeb, formerly the President and Chief Executive Officer of the Company, that commenced with the completion of the Company's initial public offering in April 1996, subject to the right of the employee to terminate the agreement upon six months' notice to the Company. In February 1999, the agreement was amended to provide for a payment of one year's salary as severance in the event of termination of the employment agreement by the Company. Mr. Neeb relinquished his responsibilities as President and Chief Executive Officer in May 2000, and is presently the non-executive Chairman of the Board. As non-executive Chairman of the Board, Mr. Neeb is compensated $60,000 annually. If terminated as Chairman of the Board, the Company will pay Mr. Neeb's compensation until the first to occur of one year after termination, or the securing of an alternative position by Mr. Neeb. Messrs. Glowacki and Dennard have similar agreements that commenced with the Company's acquisition of Monterey's Acquisition Corp. in July 1997. Under the agreements, annual base salaries as of April 15, 2003 for Messrs. Glowacki and Dennard were $216,000 and $118,450, respectively.

         Company executives are eligible to receive annual cash bonus awards based in part on a formula of profits and cash flow relative to financial plan. Bonuses of $101,820 and $39,440 were paid to Messrs. Glowacki and Dennard, respectively, in fiscal 2003 for 2002 performance. For fiscal year 2003 the Committee has amended the annual executive cash bonus plan to include cash incentives for increasing the Company's same restaurant sales.

         In May 1998 the Board adopted a program to assist executives and five key employees of the Company in purchasing shares of the Company. The program provided for the Company to assist the executives and key employees in obtaining third party loans to finance such purchases. It also provides for annual cash bonuses to such executives to provide for payment of interest expense and principal amounts to amortize these loans in not more than five years. The bonus payments are based on attainment of profit and cash flow targets established by the Board. Bonuses of $21,539 and $10,769 were paid to Messrs. Glowacki and Dennard, respectively, in fiscal years 2002 and 2003 for 2002 performance. The key employees have purchased a total of 47,000 shares under this program. No such share purchases were made during the 2002 fiscal year. During fiscal years 2002, 2001 and 2000, the Company repurchased 9,400, 18,800 and 9,400 shares, respectively, from four former employees for $29,140, $61,429 and $30,843, respectively. In February 2003, the employees assumed full responsibility for share purchase loans, and the Company ceased to provide any underlying guarantees on these employee loans.

         In conjunction with the Company's 1996 initial public offering, the Board and shareholders of the Company approved the Incentive Plan. The Incentive Plan authorizes the granting of incentive stock options, and non-qualified stock options to purchase Common Stock, stock appreciation rights, restricted stock, and performance units to key executives and other key employees of the Company, including officers of the Company and its subsidiaries, and is administered by the Committee. The purpose of the Incentive Plan is to attract and retain key employees, to motivate key employees to achieve long-range goals and to further align the interests of key employees with those of the other shareholders of the Company.

         The Incentive Plan, as amended, authorizes the reservation of 500,000 shares of Common Stock to be used for stock options, stock appreciation rights or restricted stock. The Incentive Plan will terminate on December 31, 2005.

         Executives and other key full-time employees of the Company and its subsidiaries may be selected by the Committee to receive awards under the Incentive Plan. In the discretion of the Committee, an eligible employee may receive an award in the form of a stock option, stock appreciation right, restricted stock award or performance unit or any combination thereof, and more than one award may be granted to an eligible employee.

         Under the Incentive Plan, an option may be exercised at any time during the exercise period established by the Committee, except that: (i) no option may be exercised prior to six months from the date of grant; (ii) no option may be exercised more than ninety days after employment with the Company and its subsidiaries terminates by reason other than death, disability or authorized leave of absence for military or government service; and (iii) no option may be exercised more than twelve months after employment with the Company and its subsidiaries terminates by reason of death or disability. The term of each option is determined by the Committee, but in no event may such term exceed ten years from the date of grant.

         During fiscal year 1999, the Company granted 24,000 shares, valued at $4.38 per share, of restricted stock to Mr. Glowacki. On February 28, 2000, these restricted shares were issued. The restricted stock will vest in 20% increments over a five-year period from the date of the grant. Additionally on that date, 10,000 shares were granted and issued to Mr. Dennard and 30,000 shares were granted and issued to other key employees. The latter awards were valued at $3.50 per share.

         In fiscal year 2000 the Company granted to Mr. Glowacki performance-related options covering 60,000 shares at an exercise price of $3.00 per share. These options vest ten years from grant and were subject to earlier vesting if the Company met certain financial and operational targets with respect to fiscal years 2000 and 2001, which targets were not attained. In fiscal year 2001 the Company granted to Mr. Glowacki performance related options covering 90,000 shares at an exercise price of $2.70 per share and which vest at the rate of 10%, 20%, 30% and 40% over the four-year period.

         In fiscal year 2002, the Company granted to Mr. Dennard performance-related options covering 5,000 shares at an exercise price of $3.64 per share and vesting over five years from the date of grant. Also in fiscal year 2001, the Company granted to Mr. Dennard performance-related options covering 10,000 shares at an exercise price of $2.70 per share and vesting over five years from date of grant. These options vest at the rate of 10%, 15%, and 25% each year thereafter over the five-year period.

         Although not part of the compensation program for the Company's executive officers, the Committee also administers the 1996 Managers Stock Option Plan (the "Managers Plan"), which authorizes the granting of non-qualified stock options to purchase Common Stock to employees of the Company and its subsidiaries who are managers or assistant managers of or hold key managerial positions in or for the Company or any subsidiary ("Managers") and who are at the time of grant neither officers, directors nor 10% shareholders of the Company. The Managers Plan was adopted by the Board in 1996. The purpose of the Managers Plan is to attract and retain key employees, to motivate key employees to achieve long-range goals, to provide incentive compensation opportunities that are competitive with those of other corporations and further align the interest of eligible employees with the Company's other shareholders.

         The Managers Plan authorizes the award of an aggregate of 200,000 shares of Common Stock to be used for non-qualified stock options. The Managers Plan will terminate on December 31, 2005.

         Under the Managers Plan, non-qualified stock options may be granted to Managers at the price determined by the Committee, which shall be 100% of the fair market value at the date the option is granted unless the Committee expressly determines otherwise. The Managers Plan provides that an option granted thereunder may be exercised at any time during the exercise period established by the Committee, except that:
(i) no option may be exercised more than ninety days after employment with the Company and its subsidiaries has terminated by reason other than death, disability or authorized leave of absence for military or government service; and (ii) no option may be exercised more than 12 months after employment has terminated by reason of death or disability. The term of each option is determined by the Committee, but in no event may such term exceed ten years from the date of grant.

         In fiscal year 2002 the Company granted non-qualified stock options under its Incentive Plan and its Managers Plan for an aggregate of 41,800 shares to 19 employees of the Company and its subsidiaries.

         The Committee believes that the compensation of the Company's executives during fiscal 2002 was consistent with the objectives of the Company's executive compensation program.


COMPENSATION/STOCK OPTION COMMITTEE

David Nierenberg
Michael D. Domec
J. Stuart Sargent

                 COMPENSATION/STOCK OPTION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The Compensation/Stock Option Committee consists of David Nierenberg, Michael D. Domec and J. Stuart Sargent. Mr. Nierenberg serves as Chairman of the Committee.

         No member of the Company's Compensation/Stock Option Committee: (i) was, during the last fiscal year, an officer or employee of the Company or any of its subsidiaries or (ii) was formerly an officer of the Company or any of its subsidiaries. The Company has engaged in a related party transaction related to Messrs. Forehand and Domec. For a complete description of this transaction see "Certain Relationships and Related Transactions."

         Pursuant to Item 402 of Regulation S-K, no executive officer of the Company served as a member of the Compensation/Stock Option Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on the Company's Compensation/Stock Option Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation/Stock Option Committee. No executive officer of the Company served as a member of the Compensation/Stock Option Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served as a director of the Company.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission for the fiscal year ended December 29, 2002 have been timely filed.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Related party transactions are subject to the review and approval of the Company's Audit Committee, which is comprised exclusively of independent directors who are not otherwise involved in the day-to-day management of the Company or officers of the Company, and who do not have a personal financial interest in the matter in which they are acting.

LEASE OF HEADQUARTERS BUILDING

         The Company leases its executive offices in Houston, Texas from CO Properties No. 3, a Texas partnership owned by Larry N. Forehand and Michael D. Domec. The lease, which expires in December 2006, is a gross lease (where the landlord pays utilities and property taxes) with monthly rental payments of $10,215.30 per month in 2002. In 2002 the Company leased 10,015 square feet under the lease for aggregate rental payments of $122,580. In

2003 the Company's monthly rental payments will be $10,415.60 per month. The Company believes that this lease is on terms at least as favorable as could be obtained from an unrelated third party.


                                PERFORMANCE GRAPH

         The following performance graph compares the cumulative return of the Common Stock with that of the Nasdaq Composite Index and the Standard & Poor's 500 Restaurants Index assuming in each case an initial investment of $100 since December 31, 1997. The Standard & Poor's 500 Restaurants Index replaces the Standard & Poor's Midcap Restaurants Index that was used in previous proxy reports.

                              (PERFORMANCE GRAPH)


TOTAL RETURN ANALYSIS

                      12/26/1997      1/3/1999       2/2/2000      12/30/2000      12/30/01      12/29/2002
                      ----------     ----------     ----------     ----------     ----------     ----------
MEXICAN RESTAURANTS   $   100.00     $   120.50     $    88.55     $    51.43     $    73.80     $    83.17
S&P 500 RESTAURANTS   $   100.00     $   156.05     $   158.77     $   142.81     $   128.12     $    97.37
NASDAQ COMPOSITE      $   100.00     $   145.69     $   271.22     $   164.66     $   129.99     $    89.01


                            REPORT OF AUDIT COMMITTEE

         The Audit Committee is composed of three directors, Thomas E. Martin, Joseph J. Fitzsimmons and David Nierenberg, all of whom are independent within the meaning of NASDAQ listing standards. The audit committee operates under a written charter the Board adopted. The Company's management is responsible for preparing its consolidated financial statements in accordance with generally accepted accounting principles in the United States. The Company's independent auditors are responsible for auditing the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States. The Audit Committee serves as an independent and objective party to review the Company's auditing, accounting and financial reporting processes.

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the year ended December 29, 2002 with the Company's management and KPMG LLP. The Audit Committee discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP their independence. Additionally, the Audit Committee discussed with the Company's management and KPMG LLP such other matters as the committee deemed appropriate.

         The aggregate fees billed by the Company's independent accounting firm for professional services rendered in connection with the audit of the Company's annual financial statements for the year ended December 29, 2002 and the review of the Company's quarterly financial statements included in its reports on Form 10-Q for the year were $114,000. The Company did not engage its principal independent accounting firm to perform any services related to the design or implementation of financial information systems in 2002. There were no other fees billed by the principal independent accounting firm during fiscal year 2002. The Audit Committee has considered whether the provision of nonaudit services is compatible with maintaining the independence of the Company's principal independent accounting firm. There were no fees for professional services described in paragraph (c)(4)(ii) or Rule 2-01 of Regulation S-X rendered by KPMG LLP for the most recent fiscal year.

         KPMG LLP has served as the Company's independent public accountants since the Company's 1996 initial public offering. Representatives of KPMG LLP, the Company's auditors in fiscal 2002, are expected to be present at the Annual Meeting to respond to appropriate questions. Consistent with the Company's policy, the auditors for each fiscal year are selected annually by the Board. The Company expects that KPMG LLP will be considered for appointment to audit the Company's annual consolidated financial statements for the year ending December 28, 2003.

         Based on the Audit Committee's review of the Company's audited consolidated financial statements and the Audit Committee's discussions with the Company's management and KPMG LLP, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the year ended December 29, 2002 be included in the Company's Annual Report on Form 10-K for the year ended December 29, 2002.


                                 AUDIT COMMITTEE

                                Thomas E. Martin
                              Joseph J. Fitzsimmons
                                David Nierenberg



                                  ANNUAL REPORT

         A copy of the Company's Annual Report on the Company Form 10-K for the fiscal year ended December 29, 2002 is enclosed with this proxy statement. The Company will also send you, at no charge, any other document which it refers to in this proxy statement, if requested in writing by a person who was a shareholder (of record or beneficially) at the close of business on April 4, 2003. You should send your request to the Company's Corporate Secretary at the address listed below.

                                   INFORMATION

         If you have questions or need more information about the Annual Meeting, you may write to or call the Company at:

         Corporate Secretary
         Mexican Restaurants, Inc.
         1135 Edgebrook Drive
         Houston, Texas 77034
         (713) 943-7574
         Attn: Mr. Andrew J. Dennard

                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than December 28, 2003. The Company will not be required to include in its proxy statement or form of proxy a shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the Securities and Exchange Commission.


                                        By Order of the Board of Directors



                                        Louis P. Neeb
                                        Chairman

April 9, 2003


ALL SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION FORM.

                                             000000 0000000000 0 0000

MEXICAN RESTAURANTS, INC.                    0000000000.000 ext
                                             0000000000.000 ext
                                             0000000000.000 ext
                                             0000000000.000 ext
                                             0000000000.000 ext
MR A SAMPLE                                  0000000000.000 ext
DESIGNATION (IF ANY)                         0000000000.000 ext
ADD 1
ADD 2
ADD 3                                        Holder Account Number
ADD 4
ADD 5                                        C 1234567890 J N T
ADD 6
                                             (BAR CODE)
(POSTAL BAR CODE)
                                             [ ] Mark this box with an X if you
                                                 have made changes to your name
                                                 or address details above.

================================================================================
    ANNUAL MEETING PROXY CARD
================================================================================

[A] ELECTION OF DIRECTORS

1. The Board of Directors recommends a vote FOR the listed nominees.

                                 FOR      WITHHOLD
   01 - Larry N. Forehand        [ ]        [ ]

   02 - Thomas E. Martin         [ ]        [ ]

   03 - David Nierenberg         [ ]        [ ]

                                 [ ]        [ ]

[B] ISSUE

The Board of Directors recommends a vote FOR the following proposal.

2. To transact such other business as may properly    FOR   AGAINST    ABSTAIN
   come before the Annual Meeting of Shareholders.    [ ]     [ ]        [ ]

   Mark this box with an X if you plan to attend the
   Annual Meeting of Shareholders.            [ ]

[C] AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
    INSTRUCTIONS TO BE EXECUTED.
    The undersigned acknowledges receipt of the Notice of the Company's Annual Meeting of Shareholders of the Proxy Statement.

    Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. Please date, sign and return this Proxy in the enclosed business envelope.

Signature 1 - Please keep signature within the box
--------------------------------------------------
|                                                |
|                                                |
--------------------------------------------------


Signature 2 - Please keep signature within the box
--------------------------------------------------
|                                                |
|                                                |
--------------------------------------------------


 Date (dd/mm/yyyy)
--------------------------------------------------
|                /              /                |
|               /              /                 |
--------------------------------------------------


                   1 U P X       HHH     PPPP      01695

===============================================================================
      PROXY - MEXICAN RESTAURANTS, INC.
===============================================================================

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS - MAY 23, 2003

      The undersigned hereby appoints LOUIS P. NEEB, CURT GLOWACKI and ANDREW J. DENNARD, and each or any of them, as attorneys, agents and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the annual meeting of shareholders of Mexican Restaurants, Inc. (the "Company") to be held in the Case Ole restaurant located at 12350 Gulf Freeway, Houston, Texas, on Friday,
      May 23, 2003, at 9:30 a.m., Houston, Texas time, and any adjournment(s) thereof, and to vote there at the number of shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present as indicated below and on the reverse side hereof and, in their discretion, upon any other business which may properly come before said meeting. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of nominated directors.

      PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      (Continued and to be signed on reverse side.)